Exhibit 99.1

news release

Enbridge Energy Partners Declares Cash Distribution and Reports 2003 Third Quarter Results

HOUSTON (October 22, 2003) /PRNewswire/ — Enbridge Energy Partners, L.P. (NYSE:EEP) (“Enbridge Partners” or “the Partnership”) today reported increased net income for the three months ended September 30, 2003 of $23.5 million, or $0.38 per unit, compared to $17.6 million, or $0.42 per unit, for the third quarter of the prior year.  Operating income before depreciation and amortization expense was $68.4 million and $50.2 million for the respective quarters.

For the first nine months of 2003, net income was $79.4 million, or $1.39 per unit, compared to $52.1 million, or $1.24 per unit, for the first nine months of 2002.  Operating income before depreciation and amortization expense was $212.3 million and $150.0 million for the respective nine month periods.

Enbridge Partners today also declared a cash distribution of $0.925 per unit payable November 14, 2003 to unitholders of record on November 4, 2003.  Enbridge Energy Management, L.L.C. (NYSE:EEQ) (“Enbridge Management”) declared a corresponding distribution of $0.925 per share payable November 14, 2003 to shareholders of record on November 4, 2003.  The Enbridge Management distribution will be paid in the form of additional shares of Enbridge Management valued at the average closing price of the shares for the ten trading days prior to the ex-dividend date on October 31, 2003.

Dan C. Tutcher, President of the Partnership’s management company and general partner, commented, “During the third quarter, there were positive indications that anticipated increases in western Canadian crude oil production are finally beginning to occur.  In particular, the Alberta Oil Sands Project reported steady production increases from its extensive new oil sands facilities.  Ongoing and planned projects by western Canadian producers to exploit vast oil sands reserves in that region underpin significant organic growth opportunities for us.  Recent project announcements from large producers such as Syncrude, Nexen/OPTI and Devon Energy support this positive view.”

Tutcher continued, “We are working closely with producers to ensure transportation infrastructure is in place to adequately serve current refinery markets and to reach additional markets as oil sands production grows.  The Southern Access project we announced recently is a step in this direction and would provide 250-to-400 thousand barrels per day of delivery capacity to the Wood River refining center.  With a planned interconnect to Enbridge Inc.’s Spearhead Pipeline, we would also offer our customers access to the Cushing and Chicago markets.  Beyond these projects, our future plans anticipate providing producers with access to all major refining centers in the US Midwest, Mid-Continent and Gulf Coast.”

“Third quarter results for our natural gas systems in the Mid-Continent and Gulf Coast were in line with management expectations and reflected seasonally lower demand typical of the middle two quarters of the year.  The Partnership got involved in these regions due to their excellent long-term gas production profiles.  As this potential is increasingly realized in gas plays such as the Barnett shale and Bossier sands, opportunities are arising for the Partnership.  We’re very confident in our proposal to build a 500 MMcf/d pipeline to increase deliverability for East Texas production to the major Carthage hub, an attractive pricing point for our customers,” added Tutcher.  “The significant expansion opportunities in our liquid petroleum and natural gas businesses, together with financial readiness to make accretive acquisitions, positions the Partnership to continue delivering solid long-term returns to investors.”

OUTLOOK FOR 2003

Enbridge Partners estimates that deliveries on its major Lakehead crude oil system will increase to average between 1.42 and 1.48 million barrels per day (MMbpd) in the fourth quarter of this year.  The estimate includes anticipated production increases over the latter part of the year from the Alberta Oil Sands Project mine/upgrader complex and a number of Steam Assisted Gravity Drainage (SAGD) projects in western Canada.  Full year deliveries in 2003 are therefore estimated to average between 1.35 and 1.37 MMbpd compared with 1.30 MMbpd in 2002.

Based on its economic and operations forecasts, including throughput forecasts for its systems, the Partnership estimates that operating income for 2003 will be between $195 and $200 million and that depreciation and amortization expense will be approximately $95 million.  Net income is anticipated to improve to between $115 and $120 million for the current year, compared with $78.1 million in 2002.  The foregoing estimates exclude any contribution from potential asset acquisitions during the remainder of 2003.

COMPARATIVE THIRD QUARTER AND YEAR TO DATE EARNINGS

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited, dollars in millions except per unit amounts)	2003	2002	2003	2002
Segmented operating income:
•Liquids Transportation	$28.7	$25.3	$88.0	$84.2
•Gathering and Processing	12.4	5.0	36.6	10.4
•Natural Gas Transportation	3.0	0.0	11.0	0.0
•Marketing	1.6	0.0	8.8	0.0
•Corporate	(0.7)	1.4	(2.4)	0.0
Operating income	45.0	31.7	142.0	94.6
Interest and other income	(0.1)	(0.5)	1.7	(0.3)
Interest expense	(21.4)	(13.5)	(64.3)	(41.7)
Minority interest	0.0	(0.1)	0.0	(0.5)
Net income	23.5	17.6	79.4	52.1
Allocations to General Partner	(4.7)	(2.9)	(14.3)	(9.1)
Net income allocable to Limited Partners	$18.8	$14.7	$65.1	$43.0
Weighted average units (millions)	48.9	35.2	46.8	34.7
Net income per unit (dollars)	$0.38	$0.42	$1.39	$1.24

Liquids Transportation – Operating income from Liquids Transportation was $28.7 million for the third quarter, an increase of $3.4 million over the same period in 2002.  Revenue was higher due to an increase in deliveries on the Lakehead system, partially offset by lower tariffs.  Operating and administrative costs were lower as increased oil measurement losses and property taxes were more than offset by lower leak remediation and repair costs in 2003.  The third quarter of 2002 included repair, restoration and pipeline integrity costs associated with a Lakehead system leak that occurred in July 2002.  Deliveries for the liquids systems were as follows:

	Three Months Ended September 30		Nine Months Ended September 30
(thousand barrels per day)	2003	2002	2003	2002
Lakehead System	1,332	1,242	1,318	1,288
North Dakota System	78	80	77	76

Gathering and Processing (G&P) – The natural gas G&P segment contributed $12.4 million to operating income in the third quarter of 2003.  The Partnership’s only G&P asset in the third quarter of 2002 was the East Texas System, which contributed $5.0 million of operating income for that quarter.  Average daily volumes for each of the major systems were as follows:

	Three Months Ended September 30		Nine Months Ended September 30
(MMBtu/d)	2003	2002	2003	2002
East Texas System	450	411	441	397
Anadarko System	262	—	249	—
Northeast Texas System	129	—	133	—
Tilden System	37	—	36	—
Total	878	411	859	397

Natural Gas Transportation – The natural gas transportation systems, which were acquired by the Partnership in October 2002, generated operating income of $3.0 million in the third quarter of 2003.  Aggregate throughput for the major systems - Kansas, Midla, AlaTenn, UTOS, Bamagas and six intrastate pipelines - was 559 MMBtu/d in the third quarter.  The results reflected lower seasonal demand typical in the second and third quarters of the year relative to the first and fourth quarters.  Although a significant portion of these systems’ capacity is reserved by customers under term contracts, some of these contracts allow for higher toll rates or higher volume reservations in the peak quarters.  Utilization of unreserved capacity further contributes to seasonality.

Marketing – The Marketing segment, also acquired by the Partnership in October 2002, contributed $1.6 million to operating income in the third quarter of 2003.  Marketing services include purchase of natural gas from producers and marketers; sale of natural gas to wholesale customers; and transportation arrangements for the related natural gas volumes.  Third quarter results reflected typical lower seasonal margins for these services.

Partnership Financing – The increase in interest expense to $21.4 million for the third quarter this year, compared with $13.5 million in the third quarter last year, was due to additional debt incurred by the Partnership to finance recent acquisitions and system expansions.  Principally, these included the Midcoast acquisition, Phase III of the Terrace Expansion Program, and the Griffith Lateral project.  Similarly, weighted average units outstanding increased to 48.9 million units from 35.2 million units due to additional partners’ capital raised for the acquisitions and expansions.

COMPARATIVE YEAR TO DATE CASH FLOWS

	Nine Months Ended September 30
(unaudited, $millions except as noted)	2003	2002
Cash provided from operating activities
•Net Income	$79.4	$52.1
•Depreciation and amortization	70.3	55.4
•Other	(6.3)	(6.1)
•Changes in operating assets and liabilities	(9.3)	24.7
Operating activities	134.1	126.1
Investing activities	(97.9)	(182.8)
Financing activities	(17.6)	88.5
Increase in cash and cash equivalents	18.6	31.8
Cash and cash equivalents at the beginning of period	60.3	40.2
Cash and cash equivalents at end of period	$78.9	$72.0

ENBRIDGE ENERGY PARTNERS FINANCIAL STATEMENTS

A copy of the Partnership’s condensed unaudited quarterly financial statements is available from its website at: www.corporate-ir.net/ireye/ir_site.zhtml?ticker=EEP&script=700

EARNINGS RELEASE CONFERENCE CALL

Enbridge Partners will be hosting a conference call at 10 a.m. Eastern Time on Thursday, October 23, to discuss its third quarter 2003 financial results.  Interested parties may listen to a live Internet broadcast of the call at the link provided below, or to a replay that will be available on the web site for a limited period following the call.  The call is also accessible by telephone at (800) 915-4836 and can be replayed until November 6, 2003 by calling (800) 428-6051 and entering code 310228.

Webcast URL Link: www.corporate-ir.net/ireye/ir_site.zhtml?ticker=EEP&script=1100

PARTNERSHIP INFORMATION

Enbridge Energy Partners, L.P. (www.enbridgepartners.com) indirectly owns the US portion of the world’s longest liquid petroleum pipeline and is active in natural gas gathering, processing and transmission.  Enbridge Energy Management, L.L.C. (www.enbridgemanagement.com) manages the business and affairs of the Partnership, and its principal asset is an approximate 20% interest in the Partnership.

Enbridge Energy Company, Inc., an indirect wholly owned subsidiary of Enbridge Inc. of Calgary, Alberta, is the General Partner of Enbridge Partners and holds an approximate 13% effective interest in Enbridge Partners.  Enbridge Inc. (www.enbridge.com) common shares are traded on the Toronto Stock Exchange and on the New York Stock Exchange under the symbol “ENB.”

Investor Relations Contact:	Media Contact:
Tracy Barker	Denise Hamsher
Toll-free: (866) EEP INFO or (866) 337-4636	Telephone: (713) 821-2089
Facsimile: (713) 821-2230	Facsimile: (713) 821-2230
E-mail: investor@enbridgepartners.com	E-mail: media@enbridgepartners.com

LEGAL NOTICE

This news release includes forward-looking statements and projections, which are statements that do not relate strictly to historical or current facts.  These statements frequently use the following words, variations thereon or comparable terminology:  “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “strategy” or “will.”  Forward-looking statements involve risks, uncertainties and assumptions and are not guarantees of performance.  Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements.  Many of the factors that will determine these results are beyond Enbridge Partners’ ability to control or predict.  Specific factors that could cause actual results to differ from those in the forward-looking statements, include (1) changes in the demand for or the supply of, and price trends related to, crude oil, liquid petroleum, natural gas and NGLs, including the rate of development of the Alberta Oil Sands; (2) changes in or challenges to Enbridge Partners’ tariff rates; (3) Enbridge Partners’ ability to successfully identify and consummate strategic acquisitions, make cost saving changes in operations and integrate acquired assets or businesses into its existing operations; (4) shut-downs or cutbacks at facilities of Enbridge Partners or refineries, petrochemical plants, utilities or other businesses for which Enbridge Partners transports products or to whom Enbridge Partners sells products; (5) changes in laws or regulations to which Enbridge Partners is subject; (6) the effects of competition, in particular, by other pipeline systems; (7) hazards and operating risks that may not be covered fully by insurance; (8) the condition of the capital markets in the United

States; (9) loss of key personnel and (10) the political and economic stability of the oil producing nations of the world.

Reference should also be made to Enbridge Partners’ filings with the US Securities and Exchange Commission, including its Annual Report on Form 10-K for the most recently completed fiscal year, for additional factors that may affect results.  These filings are available to the public over the Internet at the SEC’s web site (www.sec.gov) and via the Partnership’s web site (www.enbridgepartners.com).

# # #

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF INCOME

	Three months ended September 30,		Nine months ended September 30,
(unaudited; dollars in millions, except per unit amounts)	2003	2002	2003	2002

Operating revenue	$760.5	$237.6	$2,411.9	$642.5

Operating expenses
Cost of natural gas	625.3	141.7	2,002.2	362.1
Operating and administrative	52.6	32.4	157.5	91.1
Power	14.2	13.3	39.9	39.3
Depreciation and amortization	23.4	18.5	70.3	55.4

	715.5	205.9	2,269.9	547.9

Operating income	45.0	31.7	142.0	94.6

Other income (expense)	(0.1)	(0.5)	1.7	(0.3)
Interest expense	(21.4)	(13.5)	(64.3)	(41.7)
Minority interest	—	(0.1)	—	(0.5)

Net income	$23.5	$17.6	$79.4	$52.1

Net income per unit	$0.38	$0.42	$1.39	$1.24

Weighted average units outstanding (millions)	48.9	35.2	46.8	34.7

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited; dollars in millions) Nine months ended September 30,	2003	2002

Cash provided by operating activities
Net income	$79.4	$52.1
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	70.3	55.4
Payments made upon termination of derivative	(6.1)	—
Other	(0.2)	(6.1)
Changes in operating assets and liabilities, Receivables, trade and other	(2.0)	(33.8)
Accrued gas sales	(62.9)	—
Other current assets	(13.0)	(1.9)
General Partner and affiliates	(6.2)	6.0
Accounts payable and other	(9.5)	45.4
Accrued gas purchases	64.4	—
Interest payable	18.4	11.8
Property and other taxes	1.5	(2.8)

Cash provided by operating activities	134.1	126.1

Investing activities
Repayments from affiliate	—	0.2
Additions to property, plant and equipment	(92.9)	(177.8)
Changes in construction payables	(4.5)	(0.1)
Asset acquisitions, net of cash acquired	(0.5)	(5.1)

Cash used in investing activities	(97.9)	(182.8)

Financing activities
364-day facility	(102.0)	168.0
Revolving credit facility	—	(137.0)
Three-year credit facility	(52.0)	185.0
Issuance of senior unsecured notes	396.3	—
Loans from Enbridge Energy Company, Inc., net	(313.2)	(117.9)
Proceeds from unit issuance	169.0	93.3
Distributions to partners	(115.6)	(102.2)
Other	(0.1)	(0.7)

Cash (used in) provided by financing activities	(17.6)	88.5

Net increase in cash and cash equivalents	18.6	31.8

Cash and cash equivalents at beginning of period	60.3	40.2

Cash and cash equivalents at end of period	$78.9	$72.0

 ENBRIDGE ENERGY PARTNERS, L.P.

 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(unaudited; dollars in millions)	September 30, 2003	December 31, 2002

ASSETS

Current assets
Cash and cash equivalents	$78.9	$60.3
Receivables, trade and other, net of allowance for doubtful accounts of $3.4 in 2003 and $3.7 in 2002	34.6	35.0
Accrued gas receivables	245.8	182.9
Other current assets	30.6	19.3
	389.9	297.5

Property, plant and equipment, net	2,277.4	2,253.3
Goodwill	239.3	241.1
Other assets, net	48.0	43.0

	$2,954.6	$2,834.9

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities
Due to General Partner and affiliate	$75.9	$63.1
Accounts payable and other	66.4	99.1
Accrued gas purchases	206.5	142.1
Interest payable	25.4	7.0
Property and other taxes payable	17.8	16.3
Current maturities and short-term debt	141.0	31.0
	533.0	358.6

Long-term debt	1,146.8	1,011.4
Loans from General Partner and affiliates	130.9	444.1
Environmental liabilities	5.4	5.6
Deferred credits	52.5	23.2
Minority interest	—	0.4
	1,868.6	1,843.3

Partners’ capital
Class A common units (Units authorized and issued – 35,166,134 in 2003 and 31,313,634 in 2002)	711.3	604.8
Class B common units (Units authorized and issued – 3,912,750 in 2003 and 2002)	53.3	48.7
i-units (Units authorized and issued – 9,865,753 in 2003 and 9,228,655 in 2002)	353.8	335.6
General Partner	22.3	18.8
Accumulated other comprehensive loss	(54.7)	(16.3)
	1,086.0	991.6

	$2,954.6	$2,834.9

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

Net Income per Unit

Net income per unit is computed by dividing net income, after deduction of Enbridge Energy Company, Inc.’s (the “General Partner”) allocation, by the weighted average number of Class A and Class B Common Units and i-units outstanding.  The General Partner’s allocation is equal to an amount based upon its general partner interest, adjusted to reflect an amount equal to incentive distributions and an amount required to reflect depreciation on the General Partner’s historical cost basis for assets contributed on formation of the Partnership.  Net income per unit was determined as follows:

	Three months ended September 30,		Nine months ended September 30,
(in millions; except per unit amounts)	2003	2002	2003	2002

Net income	$23.5	$17.6	$79.4	$52.1

Net income allocated to General Partner	(0.5)	(0.1)	(1.6)	(0.5)
Incentive distributions and historical cost depreciation adjustments	(4.2)	(2.8)	(12.7)	(8.6)
	(4.7)	(2.9)	(14.3)	(9.1)

Net income allocable to Common Units and i-units	$18.8	$14.7	$65.1	$43.0

Weighted average units outstanding	48.9	35.2	46.8	34.7

Net income per unit	$0.38	$0.42	$1.39	$1.24

Segment Information

The Partnership’s business is divided into operating segments, defined as components of the enterprise about which financial information is available and evaluated regularly by the Partnership in deciding how to allocate resources to an individual segment and in assessing performance of the segment.

The Partnership’s reportable segments are based on the types of business activity and management control. Each segment is managed separately because each business requires different operating strategies.  The Partnership has five reportable business segments: Liquids Transportation, Gathering and Processing, Natural Gas Transportation, Marketing and Corporate.

Due to the purchase of natural gas assets in October 2002, the Partnership changed the organization of its business segments effective in the fourth quarter of 2002.  Prior to the fourth quarter of 2002, the Partnership reported Transportation as one segment, which consisted of receipt and delivery of crude oil, liquid hydrocarbons, natural gas and natural gas liquids.  These activities are now reported within 3 segments – Liquids Transportation, Natural Gas Transportation and Gathering and Processing.  Prior period segment results have been restated to conform to the Partnership’s current organization.

The following tables present certain financial information relating to the Partnership’s business segments.

	As of and for the Three Months Ended September 30, 2003
	Liquids Transportation	Gathering and Processing	Natural Gas Transportation	Marketing	Corporate	Total
Operating revenues	$83.8	$429.9	$26.5	$220.3	$—	$760.5
Cost of natural gas	—	391.3	15.8	218.2	—	625.3
Operating and administrative	26.5	20.4	4.5	0.5	0.7	52.6
Power	14.2	—	—	—	—	14.2
Depreciation and amortization	14.4	5.8	3.2	—	—	23.4
Operating income	28.7	12.4	3.0	1.6	(0.7)	45.0
Other income (expense)	—	—	—	—	(0.1)	(0.1)
Interest expense	—	—	—	—	(21.4)	(21.4)
Net income	$28.7	$12.4	$3.0	$1.6	$(22.2)	$23.5

Total assets	$1,535.8	$762.8	$416.1	$203.6	$36.3	$2,954.6
Goodwill	$—	$146.1	$72.9	$20.3	$—	$239.3
Capital expenditures (excluding acquisitions)	$33.1	$12.6	$1.0	$—	$0.6	$47.3

	As of and for the Three Months Ended September 30, 2002
	Liquids Transportation	Gathering and Processing	Natural Gas Transportation	Marketing	Corporate	Total
Operating revenues	$82.5	$155.1	$—	$—	$—	$237.6
Cost of natural gas	—	141.7	—	—	—	141.7
Operating and administrative	27.9	5.9	—	—	(1.4)	32.4
Power	13.3	—	—	—	—	13.3
Depreciation and amortization	16.0	2.5	—	—	—	18.5
Operating income	25.3	5.0	—	—	1.4	31.7
Other income (expense)	—	—	—	—	(0.5)	(0.5)
Interest expense	—	—	—	—	(13.5)	(13.5)
Minority interest	—	—	—	—	(0.1)	(0.1)
Net income	$25.3	$5.0	$—	$—	$(12.7)	$17.6

Total assets	$1,511.9	$272.7	$—	$—	$48.8	$1,833.4
Goodwill	$—	$15.0	$—	$—	$—	$15.0
Capital expenditures (excluding acquisitions)	$75.2	$—	$—	$—	$—	$75.2

	As of and for the nine Months Ended September 30, 2003
	Liquids Transportation	Gathering and Processing	Natural Gas Transportation	Marketing	Corporate	Total
Operating revenues	$251.0	$1,373.9	$91.0	$696.0	$—	$2,411.9
Cost of natural gas	—	1,261.9	54.5	685.8	—	2,002.2
Operating and administrative	79.8	58.5	15.5	1.3	2.4	157.5
Power	39.9	—	—	—	—	39.9
Depreciation and amortization	43.3	16.9	10.0	0.1	—	70.3
Operating income	88.0	36.6	11.0	8.8	(2.4)	142.0
Other income (expense)	—	—	—	—	1.7	1.7
Interest expense	—	—	—	—	(64.3)	(64.3)
Net income	$88.0	$36.6	$11.0	$8.8	$(65.0)	$79.4
Total assets	$1,535.8	$762.8	$416.1	$203.6	$36.3	$2,954.6
Goodwill	$—	$146.1	$72.9	$20.3	$—	$239.3
Capital expenditures (excluding acquisitions)	$53.1	$33.9	$3.4	$0.1	$2.4	$92.9

	As of and for the Nine Months Ended September 30, 2002
	Liquids Transportation	Gathering and Processing	Natural Gas Transportation	Marketing	Corporate	Total
Operating revenues	$246.1	$396.4	$—	$—	$—	$642.5
Cost of natural gas	—	362.1	—	—	—	362.1
Operating and administrative	74.6	16.5	—	—	—	91.1
Power	39.3	—	—	—	—	39.3
Depreciation and amortization	48.0	7.4	—	—	—	55.4
Operating income	84.2	10.4	—	—	—	94.6
Other income (expense)	—	—	—	—	(0.3)	(0.3)
Interest expense	—	—	—	—	(41.7)	(41.7)
Minority interest	—	—	—	—	(0.5)	(0.5)
Net income	$84.2	$10.4	$—	$—	$(42.5)	$52.1
Total assets	$1,511.9	$272.7	$—	$—	$48.8	$1,833.4
Goodwill	$—	$15.0	$—	$—	$—	$15.0
Capital expenditures (excluding acquisitions)	$172.3	$5.5	$—	$—	$—	$177.8